Exhibit 23.6
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
     We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 22, 2005 relating to the financial statements of Crystal City Courtyard by Marriott, RFS Hotels and CNL Hotels, which appear in the Current Report on Form 8-K/A of Ashford Hospitality Trust, Inc. dated August 30, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Orlando, Florida
September 1, 2005